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                                                                    EXHIBIT 23.1






                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-13875) pertaining to the Non-Plan Stock Options, 1996 Equity Incentive Plan, 1996 Non-Employee Directors' Stock Option Plan and Employee Stock Purchase Plan of Hot Topic, Inc. of our report dated March 13, 1998, with respect to the financial statements of Hot Topic, Inc. included in the Annual Report (Form 10-K) for the year ended January 31, 1998.


                                                Ernst & Young LLP


Los Angeles, California
April 24, 1998